UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): January 1, 1998



                               -------------------



                             AMERICAN STANDARD INC.
             (Exact name of registrant as specified in its charter)



     Delaware                           33-64450            25-0900465
(State or other jurisdiction of   (Commission File No.)     (I.R.S. Employer
 incorporation or organization)                            Identification No.)



One Centennial Avenue, P.O. Box 6820, Piscataway, NJ 08855-6820
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, including area code: (732)980-6000

ITEM 5. OTHER EVENTS




                RECENT MANAGEMENT CHANGES AND OTHER DEVELOPMENTS


         On December 10, 1997, American Standard Inc. ("the Company") announced, effective January 1, 1998, certain changes in its management and organizational structures in anticipation of the retirement of certain key executive officers and to provide focus for the continued growth of the Company's businesses:

     Mr. Horst Hinrichs, Senior Vice President Automotive Products was appointed to the newly created position of Vice Chairman;

     Mr. Craig Kissel, Vice President and Group Executive Unitary Products Group, was named Senior Vice President Automotive Products;

     Mr. George Kerckhove, Senior Vice President Plumbing Products, was named Vice President and Chief Financial Officer and, until further notice, the Office of the Chief Executive Officer will oversee management of Plumbing Products;

     Mr. Fred Allardyce, Vice President and Chief Financial Officer, was named Senior Vice President Medical Systems;

     Mr. Benson Stein, Vice President,  General Auditor was named Vice President
- Operations Medical Systems; and

     Mr. Raymond Pipes, Vice President, Corporate Development, was named Vice President - Investor Relations.


In addition, effective January 1, 1998, the Company will realign its Air Conditioning Products Sector into three separate businesses: Applied Products will be organized into one global business and Unitary Products will be organized into the North American Unitary and the International Unitary Groups. Leading the Applied Global Systems business as Vice President and Group
Executive  will  be Mr.  James  Schultz,  currently  Vice  President  and  Group
Executive of the North American Commercial Group. Mr. Roberto Canizares, Business Leader of the Trane Asia Pacific region, will lead the applied business outside North America and report directly to Mr. Schultz. Leading the North American Unitary business as a newly-elected Vice President and Group Executive will be Mr. David Pannier, previously holding the senior marketing position with the Unitary Products Group. Mr. Bruce Achenbach, Business Leader of Trane's European business, will lead the International Unitary Products Group. Mr. William Klug, Vice President and Group Executive of the Trane International Group, will provide oversight and assistance in the transition of the Trane organization pending his planned retirement in 1998.


         During the past several years, the Company has been implementing a strategy of low-cost product sourcing across all of its businesses. With respect to Plumbing Products, in 1996 the Company commenced production of chinaware products for its U. S. and Latin American markets at a newly-constructed facility in Aguascalientes, Mexico. Production of plumbing fittings was expanded at a plant in Vidima, Bulgaria as a source for certain products sold in European markets. In addition, the Company is currently completing construction of a vitreous china production facility in Bulgaria. Although the identification and timing of plant closures has not been finally determined, the Company expects to reorganize certain of its European Plumbing Products operations, including shifting certain production capability to the Bulgarian chinaware facility, and that such reorganizations and product source shifts could result in the Company recording a charge to earnings in 1998 of as much as $75 million to $100 million. With respect to Automotive Products and Air Conditioning Products, the Company has also commenced implementation of its low-cost sourcing strategy, although such implementation is expected to be substantially smaller in scope than with respect to Plumbing Products.

         The Company has previously disclosed that German tax authorities have raised questions regarding the treatment of certain significant matters in connection with examinations of the tax returns of the Company's German subsidiaries for the years 1984 to 1990, and have begun a subsequent examination of German tax returns for the years 1991-1994 (See Note 6 of Notes to Consolidated Financial Statements filed as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996). In addition to the matters previously disclosed, based on recent preliminary indications, the Company believes that the German tax authorities are considering proposing additional tax adjustments of approximately $50 million for the years 1991 to 1994 with respect to the substantial repayment of an intercompany financing instrument. The Company is currently unable to predict the time that or extent to which an assessment, if any, in respect of such potential adjustment would be made. The Company believes, however, that the tax returns of its German subsidiaries are substantially correct as filed.

         Recent currency devaluations and related economic weakness in certain Far East countries have had an adverse impact on the Company's sales and earnings. The Company's sales in the Far East (excluding China) are estimated to have accounted for 6% of the Company's total sales in 1997. Excluding China, the Company estimates that Far East sales declined $30 million from 1996, and income, net of minority interest, declined $13 million.

         Capital expenditures in 1998 are expected to be approximately $350 million and to be funded principally from operating cash flow.

         Information Concerning Forward-Looking Statements. Certain of the statements contained in this report (other than the historical financial data and other statements of historical fact), including, without limitation, statements as to management's expectations and belief are forward-looking statements. Forward-looking statements are made based upon management's expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on the Company will be those anticipated by management. Many important factors could cause actual results to differ materially from management's expectations, including the level of new construction activity in the Company's Air Conditioning Products' and Plumbing Products' markets; the timing of completion and success in the start-up of new production facilities; changes in U. S. or international economic conditions, such as inflation or interest rate fluctuations or recessions in the Company's markets; pricing changes to the Company's products or those of its competitors, and other competitive pressures on pricing and sales; integration of acquired businesses; risks generally relating to the Company's international operations, including governmental, regulatory or political changes; and transactions or other events affecting the need for, timing and extent of the Company's capital expenditures.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         By ____/s/ G. Ronald Simon_____________
                                                           Name: G. Ronald Simon
                                            Title: Vice President and Controller




DATE:  January 8, 1998